EXHIBIT 99.1

[FOR IMMEDIATE RELEASE]

NYFIX REPORTS SECOND QUARTER AND FIRST HALF 2009 RESULTS

Continued Order Routing Channel Growth and Lower Costs Improve Results

New York, NY, August 6, 2009: NYFIX, Inc. (Nasdaq: NYFX) (“NYFIX” or the “Company”), a trusted provider of innovative solutions that optimize trading efficiency, today reported results for second quarter and first half 2009. Continued growth in order routing channels connected on the NYFIX Marketplace and a lower cost structure translated into improved results over second quarter and first half 2008.

Revenues were $26.6 million for second quarter 2009, compared to $28.6 million of revenues generated in second quarter 2008. Overall expenses declined 15% during second quarter 2009, compared to second quarter 2008. EBITDA was $(0.7) million for second quarter 2009 reflecting the impact of a lease restructuring charge of $(0.7) million and break-even EBITDA from other operations. EBITDA was $(4.2) million for second quarter 2008, reflecting the impact of integration costs of $(0.6) million, a restructuring charge for the discontinuation of the Fusion OMS business of $(0.4) million, $(0.1) million in costs related to historical stock options matters and $(3.1) million of EBITDA from other operations. On a GAAP basis, the Company’s net loss narrowed to $(3.8) million compared to $(6.8) million for second quarter 2008.

Other positive developments during the second quarter included:

•	a net increase of 115 billable order routing channels on the NYFIX Marketplace, bringing the total number to 9,910;
•	a 30% growth over first quarter 2009 in average daily matched value in Euro Millennium to €81.1 million ($110.8 million);
•	a 3% increase in revenues on a sequential basis over first quarter 2009; and
•	the preservation of cash and cash equivalents, resulting in a balance of $51.7 million at both June 30, 2009 and March 31, 2009.

We are pleased that strong sales during the second quarter for NYFIX Marketplace order routing channels were able to more than offset the cancellations that were brought about by the challenging market conditions," said Howard Edelstein, CEO of NYFIX.  "I believe that our rightsizing effort and investment in product and infrastructure have made us a more efficient business and therefore better able to deal with these difficult macro market conditions that hopefully will return to normal in the not too distant future."

Three Month Results

Financial highlights for second quarter 2009 include:

•	EBITDA of $(0.7) million compared to $(4.2) million for second quarter 2008;
•	a 7% decrease in total revenues to $26.6 million compared to $28.6 million for second quarter 2008;
•	a 9% increase in FIX Division net revenues to $18.1 million compared to $16.6 million for second quarter 2008;
•	a 30% decrease in Transaction Services Division net revenues to $7.6 million, including revenues of $1.2 million from Euro Millennium, compared to $10.8 million for second quarter 2008;
•	a 27% decrease in OMS Division net revenues to $0.8 million compared to $1.2 million for second quarter 2008; and
•
a net loss of $(3.8) million, or $(0.10) per share, compared to a net loss for second quarter 2008 of $(6.8) million, or $(0.18) per share. These loss amounts exclude the impact of accumulated preferred dividends of $(0.2) million, or $(0.00) per share, and $(0.8) million, or $(0.02) per share, for second quarter 2009 and second quarter 2008, respectively.

Other significant items that affected the net loss amounts disclosed above include the following:

	Three Months Ended June 30,
	2009		2008
(in millions, except per share amounts)	Amount	per share	Amount	per share

Euro Millennium loss	$(1.7)	$(0.04)	$(2.5)	$(0.07)
Stock-based compensation	(1.5)	(0.04)	(2.0)	(0.05)
Restructuring charge	(0.7)	(0.02)	(0.4)	(0.01)
Workforce reduction termination costs	-	-	(0.9)	(0.02)
Integration charges	-	-	(0.6)	(0.02)
Loss on Fusion OMS wind-down	-	-	(0.5)	(0.01)
Transitional employment costs	-	-	(0.2)	(0.00)
SEC investigation, restatement and related expenses	-	-	(0.1)	(0.00)
Transitional rebuilding and remediation costs	-	-	(0.1)	(0.00)

Since second quarter 2007, NYFIX has incurred costs for Euro Millennium. Launched in March 2008 for matching U.K. listed equities, Euro Millennium later expanded its scope to match cash equities in other European markets including Belgium, France, Germany and the Netherlands. The $1.7 million loss for first quarter 2009 is net of the $1.2 million of revenue reported above for the Transaction Services Division.

The Company’s equity incentive program was designed to award large upfront grants rather than smaller annual grants to maximize the incentive and retention impacts of the grants and to better align the interests of employees with stockholders. As a result, stock-based compensation will remain at high levels until the significant equity grants made in October 2007, following the adoption of the Company’s new equity incentive plan, fully vest.

In April 2009, NYFIX ceased using a portion of the office space in its New York headquarters and agreed on terms for a sublease. As a result, the Company recorded a restructuring charge in second quarter 2009 of $0.7 million, primarily related to the difference between the fair value of lease payments NYFIX is committed to make and the fair value of sublease payments it expects to receive through January 2014 as well as the write-off of certain fixed assets. Occupancy and related costs are expected to decrease by $0.4 million per year as result of this restructuring.

Six Month Results

Financial highlights for first half 2009 include:

•	EBITDA of $(0.2) million compared to $(5.4) million for first half 2008;
•	a 13% decrease in total revenues to $52.5 million compared to $60.0 million for first half 2008;
•	an 8% increase in FIX Division net revenues to $35.3 million compared to $32.8 million for first half 2008;
•	a 35% decrease in Transaction Services Division net revenues to $15.7 million, including revenue of $1.9 million from Euro Millennium, compared to $24.2 million for first half 2008;
•	a 49% decrease in OMS Division net revenues to $1.5 million compared to $3.0 million for first half 2008; and
•
a net loss of $(6.0) million, or $(0.16) per share, compared to a net loss for first half 2008 of $(10.2) million, or $(0.27) per share. These loss amounts exclude the impact of accumulated preferred dividends of $(0.5) million, or $(0.01) per share, and $(2.0) million, or $(0.05) per share, for first half 2009 and first half 2008, respectively.

Other significant items that affected the net loss amounts disclosed above include the following:

	Six Months Ended June 30,
	2009		2008
(in millions, except per share amounts)	Amount	per share	Amount	per share

Euro Millennium costs	$(3.2)	$(0.08)	$(4.7)	$(0.13)
Stock-based compensation	(2.9)	(0.08)	(4.8)	(0.13)
Restructuring charge (net of reversal)	(0.7)	(0.02)	(0.2)	(0.01)
SEC investigation, restatement and related expenses	0.6	0.02	(0.3)	(0.01)
Workforce reduction termination costs	-	-	(0.9)	(0.02)
Loss on Fusion OMS wind-down	-	-	(0.8)	(0.02)
Integration charges	-	-	(0.6)	(0.02)
Transitional employment costs	-	-	(0.3)	(0.01)
Transitional rebuilding and remediation costs	-	-	(0.2)	(0.01)

Outlook for the Remainder of 2009

During the remainder of 2009, NYFIX will continue to focus on expanding its core businesses in the United States and Europe, as well as preserving cash resources.

Stock-based compensation expense is expected to be approximately $1.5 million per quarter for the remainder of 2009. This amount may vary, however, depending on additional grants or cancellations and whether performance awards actually vest.

The Company expects losses related to Euro Millennium to continue throughout 2009 with such amounts declining as volumes and revenues continue to grow.

Investor Conference Call

As previously announced, NYFIX will host a conference call to discuss its results and business outlook today, August 6, 2009 at 5:00 PM Eastern Daylight Time. The conference call can be accessed live via telephone by dialing 1(877) 941-6013 in the United States or +1(480) 629-9770 internationally.  A replay will be made available two hours after the call and can be accessed by dialing 1(800) 406-7325 in the United States or +1(303) 590-3030 internationally; the password for all calls is 4129964. The replay will be available until August 13, 2009. The call will be webcast live from our website at www.nyfix.com under the investor relations section.

Non-GAAP Disclosure

The disclosure above of EBITDA excludes the impact of interest, taxes, depreciation and amortization on the Company’s reported GAAP results. EBITDA was included in this release because management considers it an important supplemental measure used by securities analysts, investors and other interested parties in the evaluation of the Company. EBITDA allows for meaningful company-to-company performance comparisons as companies have different capital structures and tax rates. EBITDA is also a useful tool in evaluating the Company’s ability to meet future debt service, capital expenditure and working capital requirements. EBITDA does not replace and is not superior to the presentation of GAAP results. A schedule at the end of this release reconciles GAAP net loss to EBITDA.

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX Marketplace™ is a global community of trading counterparties utilizing innovative services that optimize the business of trading. NYFIX Millennium® provides the NYFIX Marketplace™ with new methods of accessing liquidity. NYFIX also provides value-added informational and analytical services and powerful tools for measuring execution quality. A trusted business partner to the buy-side and sell-side alike, NYFIX enables ultra low touch, low impact market access and end-to-end transaction processing. For more information, please visit www.nyfix.com.

Caution Regarding Forward Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYFIX, Inc.'s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYFIX, Inc.’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYFIX, Inc.’s results or future events to differ materially from current expectations include, but are not limited to: the impact of current market conditions on the financial stability of our clients including consolidations and closures; the condition of the securities markets and the general economy; the impact of regulation and regulatory actions; the effects of current, pending and future legislation; actions and initiatives by both current and future competitors; the possibility that the Company may record a significant impairment charge because the Company is not profitable; the ability to keep up with rapid technological change  the ability of the Company to achieve and maintain effective internal control over financial reporting in accordance with SEC rules promulgated under Section 404 of the Sarbanes-Oxley Act; the impact of accounting for stock-based compensation and ongoing regulatory investigations, including the possibility of new and significant information subsequently arising which could lead to different determinations and require different accounting treatment; our ability to accommodate increased levels of trading activity and keep current with market data requirements; and other factors detailed in NYFIX, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. The inclusion of forward-looking statements herein should not be regarded as a representation by NYFIX, Inc. that the forward-looking statements will prove to be correct. In addition, the forward-looking statements included in this press release represent the Company’s views as of August 6, 2009. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to August 6, 2009.

CONTACT:
For Investors, Don Duffy of ICR,
1-203-682-8200; or
For Media, Eric Soderberg of NYFIX, Inc.,
1-646-525-3234, both for NYFIX, Inc.
Web site: http://www.nyfix.com
(NYFX)

NYFIX, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Subscription and maintenance	$18,488	$17,507	$36,168	$35,025
Transaction	7,459	10,831	15,205	24,099
Product sales and services	616	284	1,102	905
Total revenue	26,563	28,622	52,475	60,029

Cost of revenue:
Subscription and maintenance	7,322	7,821	14,473	15,472
Transaction	7,479	5,642	14,080	12,054
Product sales and services	17	87	57	168
Total cost of revenue	14,818	13,550	28,610	27,694

Gross profit	11,745	15,072	23,865	32,335

Operating expense:
Selling, general and administrative	14,266	20,224	28,694	40,620
Restructuring charge	748	374	748	216
Depreciation and amortization	381	494	797	941
Integration charges	-	596	-	596
SEC investigation, restatement and other related expenses	-	131	(634)	268

Loss from operations	(3,650)	(6,747)	(5,740)	(10,306)

Interest expense	(227)	(155)	(426)	(366)
Investment income	39	230	128	776
Loss from continuing operations before income tax provision	(3,838)	(6,672)	(6,038)	(9,896)
Income tax provision	-	127	-	255
Net loss	(3,838)	(6,799)	(6,038)	(10,151)
Accumulated preferred dividends	(166)	(827)	(457)	(1,969)
Loss applicable to common stockholders	$(4,004)	$(7,626)	$(6,495)	$(12,120)

Basic and diluted loss per common share	$(0.10)	$(0.20)	$(0.17)	$(0.32)

Basic and diluted weighted average common shares outstanding	38,727	37,472	38,675	37,392

NYFIX, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$51,654	$55,966
Accounts receivable	13,472	14,120
Clearing assets	614,146	400,638
Prepaid expenses and other current assets	2,563	3,702
Total current assets	681,835	474,426
Property and equipment	18,926	20,508
Capitalized software costs	9,477	8,701
Goodwill	47,385	47,170
Acquired intangible assets	7,522	7,422
Other assets	516	564
Total assets	$765,661	$558,791

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$16,770	$21,656
Clearing liabilities	611,174	399,927
Current portion of capital lease obligations	1,361	1,358
Convertible notes	9,985	9,971
Current portion of other long-term liabilities	860	1,014
Deferred revenue	7,929	5,271
Total current liabilities	648,079	439,197
Long-term portion of capital lease obligations	1,221	1,469
Other long-term liabilities	1,068	1,021
Total liabilities	650,368	441,687
Commitments and contingencies
Stockholders' equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized:
Series A, none issued	-	-
Series B Voting Convertible, 1,500,000 shares issued and outstanding; liquidation preference of $75,000 at June 30, 2009	62,092	62,092
Series C Non-Voting Convertible, none issued	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,228,303 and 39,510,917 shares issued, respectively	274,267	271,319
Accumulated deficit	(206,050)	(200,012)
Treasury stock, 923,108 shares, at cost	(12,600)	(12,600)
Accumulated other comprehensive loss	(2,416)	(3,695)
Total stockholders' equity	115,293	117,104
Total liabilities and stockholders' equity	$765,661	$558,791

NYFIX, Inc. and Subsidiaries
Reconciliation of Net Loss to EBITDA (Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net loss	$(3,838)	$(6,799)	$(6,038)	$(10,151)
Deduct:
Investment income	(39)	(230)	(128)	(776)
Add:
Income tax provision	-	127	-	255
Interest expense	227	155	426	366
Depreciation and amortization	2,931	2,543	5,534	4,929
EBITDA	$(719)	$(4,204)	$(206)	$(5,377)